Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into effective as of ___________, 2023, by and between PHX Minerals Inc., a Delaware corporation (the “Company”), and __________________ (“Indemnitee”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, Indemnitee is a director and/or officer of the Company;

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations in today’s environment;

WHEREAS, the Company’s Bylaws (“Bylaws”) require the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted under Delaware law, and the Indemnitee has been serving and continues to serve as a director and/or officer of the Company, in part, in reliance on the Bylaws;

WHEREAS, the Company has determined that it may be unable to retain and attract as directors and officers the most capable persons, which would be detrimental to the interests of the Company, and that Company therefore should seek to assure such persons that indemnification and insurance coverage will be available at all times in the future; and

WHEREAS, in recognition of: (i) the Indemnitee’s need for substantial protection against personal liability in order to enhance the Indemnitee’s continued service to the Company in an effective manner and (ii) the Indemnitee’s reliance on the Bylaws, and in part to provide the Indemnitee with specific contractual assurance that the protection promised by the Bylaws will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of the Bylaws or the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or any change in the board of directors of the Company or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee to the broadest and fullest extent permitted by Delaware law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under the directors and officers liability insurance policy of the Company.

NOW, THEREFORE, in consideration of the above premises and of the Indemnitee’s continued service to the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

1.1 Affiliate: any corporation or other person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

1.2 Board: the Board of Directors of the Company.

1.3 Change in Control: shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company’s then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director, whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.

1.4 Indemnifiable Expenses: any expense, liability, or loss, including attorneys’ fees and expenses, judgments, fines, excise taxes and penalties under the Employee Retirement Income Security Act of 1974, as amended, amounts paid or to be paid in settlement with the approval of the Company, any interest, assessments, or other charges imposed thereon, any federal, state or local or other taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, and all other costs and obligations, paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event.

1.5 Indemnifiable Event: any event, occurrence or omission to act that takes place either prior to, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director or officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, employee, trustee, agent, or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust, or other enterprise, or related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action or failure to act in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company, as described above.

1.6 Independent Counsel: the person or body appointed in connection with Section 4, and such person or body shall be a law firm, or a member of a law firm, that is experienced in matters of corporation law.

1.7 Proceeding: any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism (including an action by or in the right of the Company), or any inquiry, hearing, or investigation, whether conducted by the Company or any other party or person, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

1.8 Reviewing Party: the person or body appointed in accordance with Section 4.

1.9 Voting Securities: the Company’s Common Stock, par value $0.01666 per share, and any other securities of the Company that vote generally in the election of directors.

2. Agreement to Indemnify.

2.1 General Agreement. In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Indemnifiable Expenses to the broadest and fullest extent permitted by Delaware law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto). The rights of the Indemnitee provided in this Section 2 shall include, without limitation, the rights set forth in other sections of this Agreement.

2.2 Indemnifiable Expense Advances. If so requested in writing by the Indemnitee, the Company shall advance (within 20 calendar days of such written request), any and all Indemnifiable Expenses incurred by the Indemnitee (an “Expense Advance”). The Company shall, in accordance with such request (but without duplication), either (i) pay such Indemnifiable Expenses on behalf of the Indemnitee or (ii) reimburse the Indemnitee for such Indemnifiable Expenses. The Indemnitee’s right to an Expense Advance is absolute and shall not be subject to any condition that the Board shall have determined that the Indemnitee is, or is not, entitled to be indemnified under applicable law. However, the obligation of the Company to make an Expense Advance pursuant to this Section 2.2 shall be subject to the condition that, if, when and to the extent that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnitee is not entitled to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee who hereby agrees to reimburse the Company for all such amounts theretofore paid. It is understood and agreed that the foregoing agreement by the Indemnitee to reimburse the Company shall be deemed to satisfy any requirement that the Indemnitee provide the Company with an undertaking to repay any Expense Advance if it is ultimately determined that the Indemnitee is not entitled to indemnification under applicable law. The Indemnitee’s obligation to reimburse the Company for such Expense Advances shall be unsecured and no interest shall be charged thereon.

2.3 Initiation of Proceeding by Indemnitee. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification pursuant to this

Agreement in connection with any Proceeding initiated by Indemnitee unless: (i) the Company has joined in or the Board has consented to the initiation of such Proceeding; (ii) the Proceeding is one to enforce Indemnitee’s rights under this Agreement (including an action pursued by Indemnitee to secure a determination that the Indemnitee should be indemnified under applicable law); or (iii) the Proceeding is instituted after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) and Independent Counsel has approved its initiation.

2.4 Mandatory Indemnification. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Indemnifiable Expenses incurred in connection therewith.

2.5 Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Indemnifiable Expenses, but not, however, for the total amount thereof the Company shall nevertheless indemnify Indemnitee for the portion thereof, to which Indemnitee is entitled.

3. Reliance as Safe Harbor. The Indemnitee shall be entitled to indemnification for any action or omission to act undertaken (a) in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to the Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board, or by any other person as to matters the Indemnitee reasonably believes are within such other persons professional or expert competence, or (b) on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of legal counsel or accountants, provided such legal counsel or accountants were selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnity hereunder.

4. Reviewing Party. Prior to any Change in Control, the Reviewing Party shall be any appropriate person or body (as permitted under Delaware law) consisting of a member or members of the Board, including a committee of the Board designated by a majority of the Board, or any independent legal counsel appointed by the Board, in each case, who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification. After a Change in Control, the Independent Counsel referred to below shall become the Reviewing Party. With respect to all matters arising after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control) concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company’s Bylaws or Certificate of Incorporation now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from Independent Counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed), and who has not otherwise performed services for the Company or the Indemnitee (other than in connection with indemnification matters) within the last five years. The Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant hereto.

5. Indemnification Process and Appeal.

5.1 Indemnification Payment. Indemnitee shall be entitled to indemnification of Indemnifiable Expenses, and shall receive payment thereof from the Company in accordance with this Agreement as soon as practicable after Indemnitee has made written demand on the Company for indemnification (but in no event less than 20 days after such demand), unless the Reviewing Party has given a written legal opinion to the Company that Indemnitee is not entitled to indemnification under applicable law. In determining whether Indemnitee is entitled to be indemnified hereunder, the Reviewing Party shall presume that the Indemnitee has satisfied the applicable standard and is entitled to indemnification and the burden of proving such a determination shall be on the Reviewing Party to establish by clear and convincing evidence that the Indemnitee is not so entitled.

5.2 Suit to Enforce Rights; Continued Right to Expense Advances. Regardless of any action by the Reviewing Party, if Indemnitee has not received full indemnification within 30 days after making a demand in accordance with Section 5.1, Indemnitee shall have the right to enforce his indemnification rights under this Agreement by commencing litigation in the Court of Chancery of the State of Delaware (the “Delaware Court”) seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. The Company hereby consents to service of process and to appear in any such proceeding. If the Indemnitee commences litigation proceedings to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that the Indemnitee is not entitled to be indemnified under applicable law shall not be binding, the Indemnitee shall continue to be entitled to receive Expense Advances, and the Indemnitee shall not be required to reimburse the Company for any Expense Advance, until a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Indemnitee is not entitled to be so indemnified under applicable law. Any determination by the Reviewing Party not challenged by the Indemnitee shall be binding on the Company and Indemnitee. The remedy provided for in this Section 5 shall be in addition to any other remedies available to Indemnitee at law or in equity.

5.3 Defense to Indemnification, Burden of Proof and Presumptions. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Indemnifiable Expenses incurred in defending a Proceeding in advance of its final disposition) that it is not permissible under applicable Delaware law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action as to whether Indemnitee is entitled to be indemnified hereunder, the court shall presume that the Indemnitee has satisfied the applicable standard of conduct under Delaware law and is entitled to indemnification and the burden of proving such a defense shall be on the Company or its representative to establish by clear and convincing evidence that the Indemnitee is not so entitled. Neither the failure of the Reviewing Party or the Company (including its Board, Independent Counsel, or its stockholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the claimant is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable Delaware law, nor an actual determination by the Reviewing Party or Company (including its Board, Independent Counsel, or its stockholders) that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any Proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

6. Indemnification for Indemnifiable Expenses Incurred in Enforcing Rights. The Company shall indemnify Indemnitee against any and all Indemnifiable Expenses that are incurred by Indemnitee in connection with any action brought by Indemnitee for:

(i) indemnification or advance payment of Indemnifiable Expenses by the Company under this Agreement or any other agreement or under applicable law or the Company’s Bylaws or Certificate of Incorporation now or hereafter in effect relating to indemnification for Indemnifiable Events, and/or

(ii) recovery under directors’ and officers’ liability insurance policies maintained by the Company, but only in the event that Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be. In addition, the Company shall, if so requested by Indemnitee, advance the foregoing Indemnifiable Expenses to Indemnitee, subject to and in accordance with Section 2.2.

7. Notification and Defense of Proceeding.

7.1 Notice. Promptly after receipt by Indemnitee of actual notice of the commencement of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability that it may have to Indemnitee, except as provided in Section 7.3.

7.2 Defense. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof, the Company will be entitled to participate in the Proceeding at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any Proceeding, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Indemnifiable Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ legal counsel in such Proceeding, but all Indemnifiable

Expenses related thereto incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s expense unless: (i) the employment of legal counsel by Indemnitee has been authorized by the Company; (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of the Proceeding; (iii) after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control), the employment of counsel by Indemnitee has been approved by the Independent Counsel; or (iv) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases, all Indemnifiable Expenses of the Proceeding shall be borne by the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the determination provided for in (ii) or a situation defined in (iii) or (iv) above.

7.3 Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, such consent not to be unreasonably withheld or delayed; provided, however, that if a Change in Control has occurred (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control), the Company shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action; provided, however, that the Company’s liability hereunder shall not be excused if participation in the Proceeding by the Company was barred by this Agreement.

8. Establishment of Trust. In the event of a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control), the Company shall, upon written request by Indemnitee, create a trust (“Trust”) for the benefit of the Indemnitee and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Indemnifiable Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, and/or defending any Proceeding relating to an Indemnifiable Event. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel. The terms of the Trust shall provide that: (i) the Trust shall not be revoked or the principal thereof invaded without the written consent of the Indemnitee, (ii) the trustee (“Trustee”) of the Trust shall advance, within 10 business days of a request by the Indemnitee, any and all Indemnifiable Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the same circumstances for which the Indemnitee would be required to reimburse the Company under Section 2.2 of this Agreement), (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Independent Counsel or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the Indemnitee. Nothing in this Section 8 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by the Company for federal, state and local tax purposes. The Company shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

9. Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s Bylaws and Certificate of Incorporation, applicable law, or otherwise; provided, however, that this Agreement shall supersede any other prior indemnification agreement (if any) between the Company and the Indemnitee. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification than would be afforded currently under the Company’s Bylaws or Certificate of Incorporation now or hereafter in effect, applicable law, or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

10. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing general and/or directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

11. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any Affiliate of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors, or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action. Any claim or cause of action of the Company or its Affiliate shall be extinguished and deemed released unless asserted by the timely filing and notice of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

12. Miscellaneous.

12.1 Amendment of Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

12.2 Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

12.3 No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, Bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder.

12.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though he may have ceased to serve in such capacity at the time of any Proceeding.

12.5 Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, illegal, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal void, or unenforceable.

12.6 Governing Law and Forum. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement and (iii) waive, and agree not to plead or make, any claim that the Delaware Court lacks venue or that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

12.7 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written document: (i) delivered in person, or (ii) sent by facsimile (with a copy sent by first class mail, postage prepaid), or (iii) sent by nationally recognized overnight courier service, or (iv) mailed by first class certified or registered mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other party.

Notices provided in accordance with this Section 12.7 shall be deemed to have been delivered: (i) if personally delivered, upon delivery; (ii) if sent by facsimile transmission, upon electronic confirmation by the sender when received; (iii) if sent by overnight courier service, 24 hours after deposit with that service; or (iv) if sent by certified or registered mail, return receipt requested, 48 hours after deposit in the mail.

To Company: PHX Minerals Inc.

1320 South University Drive, Suite 720

Fort Worth, TX 76107

Attention: President

and

To Indemnitee: See Signature Page

12.8 Specific Performance, Etc. The parties recognize that if any provision of this Agreement is violated by the parties hereto, the Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, the Indemnitee shall be entitled, if the Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as the Indemnitee may elect to pursue.

12.9 Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter, including any prior indemnification agreement between the parties.

12.10 Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date specified above.

“COMPANY”

PHX MINERALS INC.

By:

Chad L. Stephens

President and Chief Executive Officer

“INDEMNITEE”

(Print Name)

Address:

[Signature Page to Indemnification Agreement]